________________________________________________________________________________


     Filed  with the Securities and Exchange  Commission on June 1, 2006



                           Registration No. 333-127612

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ELEVENTH AMENDMENT



                            FUEGO ENTERTAINMENT, INC.
                 ----------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



            Nevada                      7900                      20-2078925
-----------------------------  ----------------------------  ------------------
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                               19250 NW 89th Court
                                 Miami, FL 33018
                             (305) 829-3777 (ADDRESS
                        AND TELEPHONE NUMBER OF PRINCIPAL
                               EXECUTIVE OFFICES)

                     HUGO M. CANCIO, CHIEF EXECUTIVE OFFICER
                               19250 NW 89th Court
                                 Miami, FL 33018
                              (305) 829-3777 (NAME,
                         ADDRESS AND TELEPHONE NUMBER OF
                               AGENT FOR SERVICE)

                                   COPIES TO:

                            THE O'NEAL LAW FIRM, P.C.
                       Attention: William D. O'Neal, Esq.
                             17100 E. Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                               Tel:(480) 812-5058
                               Fax: (480) 816-9241

    Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Title of Securities to be      Amount to be     Proposed maximum offering     Proposed maximum aggregate    Amount of
       Registered (1)            registered           price per share (3)              offering            registration
                                                                                       price (US $)           Fee (2)
-----------------------------------------------------------------------------------------------------------------------
  Common stock to be Offered      10,459,062                 $0.25                     $2,614,765.50            307.75
   for resale by selling
      stockholders
-----------------------------------------------------------------------------------------------------------------------



(1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee.

(3) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED ______________.

FUEGO ENTERTAINMENT, INC.
                              A NEVADA CORPORATION
              RELATING TO THE RESALE OF UP TO 10,459,062 SHARES OF
                     FUEGO ENTERTAINMENT, INC. COMMON STOCK

The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Fuego Entertainment, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 10,459,062 shares of our common stock which were issued from January 1, 2005, to December 15, 2005, in connection with private placements;

There is currently no public market for our shares.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $2,614,765.50. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. We cannot guarantee that our shares of common stock will ever be quoted on the Over-the-Counter Bulletin Board or other national exchange. As a result, no public market for our shares of common stock may ever develop and investors may not be able to resell their shares.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

                                                                     PAGE NUMBER



PROSPECTUS SUMMARY .......................................................... 5

RISK FACTORS ................................................................ 7

FORWARD-LOOKING STATEMENTS ................................................. 11

USE OF PROCEEDS ............................................................ 11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................... 12

DIVIDEND POLICY ............................................................ 12

MANAGEMENT'S DISCUSSION AND ANALYSIS ....................................... 12

DESCRIPTION OF BUSINESS .................................................... 21

LEGAL PROCEEDINGS ...........................................................25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............... 26

EXECUTIVE COMPENSATION ......................................................27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..............................27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............. 28

DESCRIPTION OF COMMON STOCK ................................................ 29

PLAN OF DISTRIBUTION ....................................................... 29

DETERMINATION OF OFFERING PRICE ............................................ 31

SELLING SHAREHOLDERS ....................................................... 31

LEGAL MATTERS .............................................................. 34

TRANSFER AGENT ............................................................. 34

EXPERTS .................................................................... 34

INTEREST OF NAMED EXPERTS .................................................. 34

DISCLOSURE  OF SEC  POSITION OF  INDEMNIFICATION  FOR  SECURITIES  ACT
      LIABILITIES .......................................................... 34

WHERE YOU CAN FIND MORE INFORMATION ........................................ 35

FINANCIAL STATEMENTS ....................................................... 36

INDEMNIFICATION OF DIRECTORS AND OFFICERS .................................. 49

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ................................ 50

RECENT SALES OF UNREGISTERED SECURITIES .................................... 51

EXHIBITS ................................................................... 53

UNDERTAKINGS ............................................................... 54

SIGNATURES ................................................................. 56

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our", the "Company", and "Fuego Entertainment, Inc." All dollar amounts refer to United States dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GENERAL


Fuego Entertainment, Inc. was originally incorporated under the laws of the State of Nevada on December 30, 2004 as "Durango Entertainment, Inc.". On February 15, 2005, we filed a Certificate of Amendment with the State of Nevada changing our name to "Fuego Entertainment, Inc." Our executive offices are located at 19250 NW 89th Court, Miami, Florida 33018, and our telephone number is (305) 829-3777.


OUR BUSINESS

We are engaged in the business of directing, production, marketing, and distribution of entertainment products, including feature and short films, documentaries, television shows, music, and tour productions. We also provide management, marketing, and public relations services to the entertainment industry.

THE OFFERING


The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock (the "Selling Shareholders") of Fuego Entertainment, Inc. Accordingly, the prospectus and the registration statement cover the resale by certain Selling Shareholders of 10,459,062 shares of our common stock which were issued from January 1, 2005, through December 15, 2005, in connection with private placements.

The sales price to the public was set by the selling shareholders at $0.25 per share for a total of $2,614,765.50. The price of $0.25 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. We cannot guarantee that our shares of common stock will ever be quoted on the Over-the-Counter Bulletin Board or other national exchange. As a result, no public market for our shares of common stock may ever develop and investors may not be able to resell their shares. See "Plan of Distribution" on page 27 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.


NUMBER OF SHARES OUTSTANDING

There were 34,959,562 shares of our common stock issued and outstanding at May 15, 2006.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders. We will incur all costs associated with this prospectus and related registration statement.


SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.


------------------------------ ------------------------- --------------------
                                                          December 30, 2004
     Income Statement           Nine Months Ended            (inception)
                                February 28, 2006          To May 31, 2005
------------------------------ ------------------------- --------------------
Revenues                       $ 91,691                  $125,128
------------------------------ ------------------------- --------------------
Net Income (Loss)              $ (53,775)                $ 39,489
------------------------------ ------------------------- --------------------
Net Income (Loss per Share)-basic    *                   $.01
------------------------------ ------------------------- --------------------
Net Income (Loss per Share)-diluted  *                         *

Balance Sheet
------------------------------ ------------------------- --------------------
Total Current Assets           $ 50,755                  $ 29,239
------------------------------ ------------------------- --------------------
Total Current Liabilities      $ 72,979                  $ 43,310
------------------------------ ------------------------- --------------------
Shareholders' Equity           $128,405                  $ 98,820
------------------------------ ------------------------- --------------------



* = less than $0.01 per share

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. You could lose all or part of your investment due to any of these risks.


WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE TO REMAIN A GOING CONCERN.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our business plan and achieve profitability will not be possible. Historically, we have funded our operations through the issuance of equity securities. We may not be able to obtain additional financing on favorable terms, if at all. In the event the such funding is insufficient or unavailable, we have not formulated a plan to continue as a going concern and investors could lose their entire investment.


THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL EVER BE PUBLICLY TRADED OR APPRECIATE SIGNIFICANTLY IN VALUE AND INVESTORS MAY NOT BE ABLE TO FIND PURCHASERS FOR THEIR SHARES OF OUR COMMON STOCK.

There is no public market for shares of our common stock. We cannot guarantee that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. While we, in conjunction with broker-dealers, intend to apply to the NASD to have our stock publicly traded on the Over-the-Counter Electronic Bulletin Board, no assurance can be given that such regulatory approval will ever be received. If our common stock becomes publicly traded, no assurance can be given that our common stock will ever be traded on an established national securities exchange or that our business strategy will be well received by the investment community.

THE SEC HAS ADOPTED RULES THAT REGULATE BROKER-DEALER PRACTICES IN CONNECTION WITH TRANSACTIONS IN "PENNY STOCKS" THAT COULD NEGATIVELY AFFECT THE LIQUIDITY OF OUR COMMON STOCK.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.


Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 34,959,562 shares of common stock issued and outstanding as of May 31, 2006. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 10,459,062 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.


Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

OUR COMPETITORS HAVE SIGNIFICANTLY GREATER FINANCIAL, MANAGERIAL, DISTRIBUTION AND MARKETING RESOURCES THAN WE DO AND WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH THESE COMPETITORS.

Our competitors are major and independent entertainment companies. We are a small company compared to most of our competitors, and many such competitors have greater financial, managerial, distribution and marketing resources than us. In addition, these competitors may have pre-existing relationships with providers and purchasers that we will be trying to develop. Existing or future competitors may develop or offer services that provide price, service or other advantages over those offered by us. If we fail to compete successfully against our current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected and could affect our ability to remain an on-going concern.

MR. CANCIO CONTROLS OUR OPERATIONS AND MATTERS REQUIRING SHAREHOLDER APPROVAL AND THEREFORE HAS THE ABILITY TO SIGNIFICANTLY INFLUENCE ALL MATTERS REQUIRING SHAREHOLDER APPROVAL.


Hugo M. Cancio, our sole officer and director, controls 70.08% of our outstanding shares of common stock. As a result, Mr. Cancio will have the ability to significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow Mr. Cancio to control the future course of our company. Mr. Cancio does not intend to purchase any of the shares in this offering. Mr. Cancio is not currently subject to any legal proceedings.


OUR  BUSINESS  IS  DIFFICULT  TO  EVALUATE  BECAUSE WE HAVE A LIMITED  OPERATING
HISTORY.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. Our inception was December 30, 2004 and, as a result, we have a limited operating history.

WE MAY EXPERIENCE DIFFICULTY IN ACQUIRING TALENT AND SUFFER FLUCTUATIONS IN OPERATING RESULTS.

The prerecorded music, like other creative industries, involves a substantial degree of risk. Each recording is an individual artistic work, and its commercial success is primarily determined by unpredictable and constantly changing consumer taste. Accordingly, we are unable to offer any assurance as to the financial success of any of our proposed recordings or the popularity of any of our artists. Nor can we offer any assurance that we will be successful in developing any new artists. In addition, there can be no assurance that any of our artists will not request a release from his or her agreement with us. Because of the highly personal and creative nature of our contractual relationship with our artists, it is not feasible to force an unwilling artists to perform the terms of his or her contract. The loss of an artist could have a materially adverse effect on our business.

WE MAY BE ADVERSELY AFFECTED BY CONTINUING CHANGES IN THE RECORDING INDUSTRY AS WELL AS OUR DEPENDENCE UPON ATTRACTING RECORDING ARTISTS.

Our ability to succeed will be affected by, among other things, changes in consumer tastes, national, regional and local economic conditions, demographic trends and the type and number of competing recording. Since each project is an individual artistic work and its commercial success is primarily determined by unpredictable audience reaction, we can offer no assurance as to the economic success of any of our proposed records or CD's. Even if one of our records or CD's is an artistic success or recognized favorably by critics, we cannot offer any assurance that it will generate sufficient audience acceptance. In addition, we expect to be dependent upon our ability to attract recording artists. Competition for such persons, especially in the recording industry, is intense. Although Mr.Cancio has had past success in contracting recording artists with the requisite skills and experience, we cannot offer any assurance that we will be able to repeat this success.

THE ENTERTAINMENT INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL.

The markets for recorded music are highly competitive. We believe that competition will intensify and increase in the future. Our competitors include other major, mini-major and independent recording companies. Compared to these competitors, we are a very small independent entertainment company with a limited operating history. Since we are recently formed, have a limited history of business operations and have not previously raised significant capital, virtually all of these competitors enjoy substantial competitive advantages, such as:

     o    existing products and experience in the marketplace;
     o    greater name recognition and larger marketing budgets and resources;
     o    established marketing and customer relationships; and
     o    substantially greater financial, technical and other resources.

As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies or customer requirements. Existing or future competitors may develop or offer products that provide price or other advantages over those we intend to offer. If we fail to compete successfully against current or future competitors with respect to these or other factors, its business, financial condition, and results of operations may be materially and adversely affected.

OUR SOLE OFFICER AND DIRECTOR MAY BE SUBJECT TO CONFLICTS OF INTEREST.

Our sole officer and director serves only part time and is subject to conflicts of interest. Mr. Cancio devotes part of his working time to other business endeavors and has responsibilities to other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the company. Because of these relationships, Mr. Cancio will be subject to conflicts of interest. Currently, we have no policy in place to resolve any such conflicts of interest.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of $.001 par value common stock. Common stock is our only authorized class of stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this prospectus and related registration statement.

                                    DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our us, our net tangible book value will be unaffected by this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any exchange and there is no public trading market for the common stock.



As of May 31, 2006, we had 44 shareholders of record.



DIVIDEND POLICY

No dividends have ever been declared by the Board of Directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

We have no equity compensation plan.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The  following  discussion  should  be  read in  conjunction  with  our  audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with Accounting Principles generally accepted in the United States of America.

                                PLAN OF OPERATION


We have been in operation for fourteen months as of February 28, 2006. Our efforts during that period have largely been to generate cash flows from operations which amounted to $138,476, and the sale of securities which amounted to $93,719. The majority of these cash flows were applied towards, production costs of $95,511, and the investment in a series of shows, Havana Nights, costing $57,400, which investment in September of 2005, was considered totally impaired for financial accounting purposes resulting from the cancellation by the promoter, whereby no further shows were scheduled or rescheduled that would justify a recoupment of our investment.

Secondly, we have focused on the creation and development of our four filming projects. Three of the four projects are documentaries titled One Million Millionaires, Gold in Ecuador and Counterfeit Conspiracy. The fourth project is a reality television series titled The Trader. Our four filming projects cost $95,511 as of February 28, 2006, which included, script development, principal photography, sound engineering, personnel, such as a cameraman, producer and assistant producer, location permits, filming insurance, equipment rental travel and hotel accommodations. Lastly, we incurred deferred offering costs of $51,186, largely professional fees, to enable us to pursue a registration statement on Form SB-2 with the Securities and Exchange Commission.

Operating expenses from inception to date were principally for selling, general and administrative expenses, the major components of which were officer compensation of $42,000, travel and entertainment of $20,985, and professional fees of $32,512, and impairment of the investment in Havana Nights of $57,400 resulting from the cancellation by the promoter, whereby no further shows were scheduled or rescheduled that would justify a recoupment of our investment.


We do not anticipate incurring more than $10,000 in additional costs with respect to our four filming projects prior to their completion. All of our filming projects are in final stages of development, and the tour of Havana Night Club which we are still pursuing, does not require any subsequent investment. Furthermore, we have no plans to engage in any more in-house productions until we have completed the four current projects that we have undertaken to complete, thereby reducing the possibility of incurring further significant costs. Until our in process production filming projects are completed, we believe we can sustain our cash flows through work for hire projects such as the sale of corporate videos, from consulting services, and from the sale of our common stock should our expected cash flows in the next 12 months require it. Our minimum expected cash flows to continue our current level of operations during the next 12 months is approximately $150,000, however up to $250,000 would be needed to pursue our goals during that period. These additional funds would be needed to license products from other parties and properly market, promote and distribute them, including our own projects presently in process. To date our revenues have been generated from corporate videos. If the additional $100,000 is not raised, we may be unable to continue operations.

Upon the completion of our current projects, we plan to license the music library catalogue of Ciocan Entertainment Music Group, LLC, ("Ciocan") This library consists of 33 finished albums (over 300 tracks) by 8 different artists who are exclusively recording with Ciocan for the release of other future projects. Ciocan has marketed the catalogue to the Latin market, but we plan to penetrate the non-Hispanic markets and develop the current marketing efforts within the Latin base. Once we have an agreement in place with Ciocan, we plan to develop live productions for artists we intend to sign in the future in various cities and venues, and generate revenues from these live performances while marketing and promoting our recordings. The tour productions will be national and international, for both our future artists and other artists. As always, visibility will be key in the success of record and merchandise sales, and can be affected by any sudden changes in the economy. We are addressing this risk, largely based on past experience, by diversifying our market, products and scope (i.e. the addition of film and other media). To date, we have no agreement with Ciocan to license its music library catalogue. No definitive agreement has yet been entered into. Ciocan is also controlled by Mr. Cancio, and an agreement to license Ciocan's music library will be negotiated between us and Ciocan after the completion of our current projects.

If an agreement for the Ciocan Music Catalog is successfully negotiated, we will develop the size of the catalogue by increasing the amount of albums we produce and distribute. In order to reduce costs and thereby reduce the risk involved, the initial projects will be compilations which we plan to release as new albums. This approach will allow for increased visibility of our products. This approach is also a response to a current trend in the market where the demand for compilations has increased in recent years. We also plan to license some individual music tracks to other producers, or film production companies to generate additional working capital. Finally, we will develop additional artists within the Latin genre and create our own proprietary library of content. This development strategy includes sourcing and developing new and existing talent, networking with current music producers to evaluate available opportunities, and expanding on related distribution networks.

We are currently producing three documentaries and developing a reality show, a direct response to the current trend in primetime television. Development costs incurred for these projects to date have been minimal and it is not our intention to exceed an additional $10,000 in total. To date, these projects have not generated any revenues. Management believes that once our on going filming projects, One Million Millionaires, Gold in Ecuador and Counterfeit Conspiracy are released, the sale and distribution of these documentaries will generate sufficient revenues to sustain us over the next twelve (12) months. We have no outside investors in any of our three documentaries or the reality television project. These four projects are wholly owned, produced and financed by Fuego Entertainment. No other entity we have done work for hire including any entity associated with our previous work for hire clients had any part in the inspiration or financing of these projects. We are expecting to release these new projects during the summer of calendar 2006, however, these are new endeavors, and as such carry a certain degree of uncertainty. Any shortage resulting from delays in release dates or other possible material risks are addressed through the previously mentioned music catalog. Additionally, we are also retained by customers to create a filmed product for hire. We are not dependent on, and have no expectation of producing any future work for hire for our previous work for hire clients or any entities currently or previously associated with them. We have and will continue to generate revenues by engaging in work for hire projects, meaning projects for which our services are requested such as: corporate videos, music videos and consulting agreements with companies seeking to reach the Hispanic/Latino Market in the US and abroad. Management believes that this type of activity, in addition to the proposed compilations in the music catalog, will create a steady source of revenues.

Additional sources of income will include projects where we will also act as an agent and contract organization for certain entertainment projects that are fully-developed by others. These services may include marketing, distribution, principal photography, development, pre- and post-production, introductory services, and many others that are within our realm of expertise. To date, we currently do not have any agreements or projects whereby we act as an agent.

For the past nine months, we have continued to generate revenues by engaging in work for hire projects. However, our main goal has been to focus on the three film projects which are currently in final stages of production ( reviewing films and getting ready for post-production), and post production ( editing). For this reason we had a substantial decline in revenues earned in the past nine months, which created a loss for that period. While these film projects are being completed we will continue to seek work for hire and consulting services.

In the field of filmed entertainment (feature films and television shows), we are not currently seeking any specific opportunities at this time. However as it is the nature of the arts and the entertainment business, if a specific opportunity or inspiration should occur that we believe has significant market potential, we would consider taking on the project and revising our business plan as required to take advantage of the opportunity. In the future we intend to actively seek opportunities to negotiate the licensing or purchase of existing projects that are in various phases of their lifecycle, including development, pre-production, principal photography and post production. We will also create filmed products for customers on a "for hire" basis.

We also intend to utilize our extensive network of contacts to gain access to quality products by established industry participants. To avoid cost overruns and fixed overhead charges in our current stage of operations, we engage third-party participants to fulfill the execution of our projects, from camera crews to editing facilities. We further intend to access various distributors for penetration into the diverse windows of distribution, depending upon the project's commercial viability and our marketing approach.

For the past 8 years Mr. Cancio has worked in the entertainment industry, having produced several US and European Tours, co-produced films and documentaries as well as many music albums. Mr. Cancio's tour credits include the U.S. and
European tours of Manolin and El Medico de la Salsa, the European tour of Gilberto Santa Rosa, the U.S. tours of La Charanga, Paulito FG, Elio Reve and Isaac Delgado. Mr. Cancio's film and documentary credits include "Zafiros Locura Azul", "Music from the Edge of Time"and "Amor Ciego (Blind Love). Mr. Cancio has attended music and film conventions and festivals around the world, and been nominated for two Latin Grammy Awards. This experienced has afforded Mr. Cancio the opportunity to collaborate with other executives in the field, and associate with music and film producers, actors, directors, financiers, distributors, and high level executives. Mr. Cancio has established a vast network of contacts around the world including those who are considered to be "established industry," meaning the largest and most successful entities such as Sony/BMG, Sony Music Latin, Universal, Universal Latino, Miramax Films, Tribeca, Telemundo/NBC, Univision television Networks, Grupo Prisa in Spain, Tota Production in Italy, Ahora Corporation in Japan. These contacts will assist us in obtaining access to key decision makers in these organizations responsible for promotion and distribution of the kind of products we seek to produce, market and distribute in the domestic and international market place.


Fuego expects to complete a licensing agreement with Ciocan Entertainment upon the completion of its current projects and is actively seeking a licensing agreement with Tota Productions, a music and video production company located in Torino, Italy, that produces Spanish Hip Hop and Pop artists from Europe, such as Clan 537 and Evolution. Fuego intends to complete a licensing agreement with Ciocan Music upon the completion of its four current projects in order to market and distribute its music catalog. Example of some of Ciocan products include :Manolin, El medico de la Salsa, Live CD recorded in Miami, titled, El Puente, Carlos Manuel, etc. Fuego is also seeking to present the concert of Havana Night Club, the show in the island of Puerto Rico which we believe is a strong market for this product. There are no formal agreements signed with any of the above mentioned entities or individuals at the present time. The producer of the show is trying to present the show in San Juan, Puerto Rico and has requested our assistance to help her present the show. We are assisting the producer in seeking a local promoter to present the Havana Night Club show in the Island of Puerto Rico. The producer of the Havana Night Show has not decided whether to present the show in Puerto Rico, therefore no producer/promoter has been chosen. The show is the same show that was presented in Miami. At this point Viashow is exploring the possibility of bringing the show to Puerto Rico and Mr. Cancio is assisting in that process through with his know how and experience in the musical tour arena. Because Mr. Cancio is assisting Viashow in this preliminary process and decision making, if and when this show is to take place, Fuego Entertainment for its participation expects it will receive 20% of the net revenues generated by the show in Puerto Rico. No additional investment will be required of Fuego Entertainment. This show is not part of the original agreement signed with Fuego Entertainment and Viashow as part of the Celebrate Freedom tour 2005. This show has not yet been scheduled, there are no agreements as of yet for this particular show. Presenting the concert of Havana Night Club in Puerto Rico as mentioned here would be a new separate undertaking without limitation and not related to the existing contract we currently have with Viashow with respect to the Havana Nights tour as discussed elsewhere in this document. With respect to the latter, there are presently no shows officially scheduled and there are no current plans to continue the tour.

The agreement that Mr. Hugo Cancio and Fuego Entertainment signed with Viashow, as one of three investors and attached as an exhibit to this document, is the sole formal contract that exists between Fuego Entertainment and Viashow. Due to events beyond the control of the producer the Five City Tour was canceled. The individual investors are referred to in the agreement as "Investor" as the legal term does not imply that the parties invested collectively, invested in equal amounts, or the existence of any personal or business relationship between the individual investors. Fuego Entertainments invested $57,400 for which it was assigned a 20% royalty. The remainder of the total investment was provided by the other investors. The $1.5 million investment in the Five City Tour was paid in full at the time the investment contract was executed by the third party investors, leaving no further liability of payment by any investor. Fuego received a disproportionate percentage of the royalties based on the fact that Mr. Cancio happens to be Cuban and a producer and promoter of Cuban acts and that Mr. Cancio assisted in the preparation, pre-production of the tour, especially in the presentation of the Miami show, which is the city where Mr. Cancio resides and has produced most of his live events. The Viashow producer personally contacted and invited the other investors into the agreement. There is absolutely no ongoing business or personal relationship between Mr. Cancio or Fuego Entertainment with the other investors related to the Five City Tour.
There are no plans or expectation of any future business or personal relationship between Mr. Cancio or Fuego Entertainment and the other investing individuals and/or Trusts that are parties to the Royalty Agreement and the Five City Tour.

We have generated revenues by engaging in work for hire such as the production of corporate videos and consulting services. We have produced several corporate videos and television pilots that have generated substantial revenues for the company, it is our intention to continue offering these type of services as they incur no material costs or expenses by the Company, since all costs are paid for by the clients. Our efforts are provided by Mr. Cancio whose compensation has been and will continue to be contributed to the Company until we reach profitable ongoing operations. We have also generated revenues by providing consulting services to companies that are in need of reaching the US Hispanic/ Latino Markets with their products or services. Consulting services do not incur material costs or expenses since such services are provided solely by Mr. Cancio. We will continue seeking these consulting activities in order to generate revenues.

We are currently engaged in producing four filming projects, one corporate video (work for hire) Kiddy Inc. and two infomercials for Cremas del Mar Negro. These projects should generate revenues for our company. These are the only work for hire projects that we are currently working on at this time.

We do not expect to purchase any significant equipment. We will increase the number of our employees over the next five (5) months by one to two employees: one who will be responsible for internal bookkeeping and accounting issues, and another who will serve as an executive assistant to Mr. Cancio. Our current strategy is to outsource where possible because it is management's belief that this strategy, at our current level of development, gives us access to the best services available, leads to lower overall costs, and provides us the most flexibility for our business operations. For the time being Fuego will outsource the following services: Cameraman, assistant producer or producers, editors, sound technicians, advertising and marketing services.

        FOR THE PERIOD FROM DECEMBER 30, 2004 (INCEPTION) TO MAY 31, 2005

Our net income for the period from inception to May 31, 2005 (a 5 month period) was $39,489. Substantially all, or $121,628 of the $125,128 of operating revenues were generated from the filming of corporate videos. The balance of $3,500 was earned as consulting revenues under a 6 month contract commencing in August 2005. Cost of the corporate videos of $17,000 and related overhead consisting of general and administrative expenses of $51,494 and depreciation of $411, resulted in net income of $39,489 after reduction for income taxes of $16,734.


The filming activities, all of which were completed as of May 31, 2005, consisted of shooting corporate videos for three U S companies whose projects were filmed in California, Canada and Ecuador. The completion of filming activities does not mean the projects are complete. There is still significant post production activities that must occur before a film project is complete. These companies were Nevada Minerals, which generated $13,433 in revenue, United States Canadian Minerals, which generated $32,795 in revenues, and CMKM Extreme Machines which generated $75,400 in revenues. The nature of the these filming projects consisted of 1), the filming of gold mining operations and production in Ecuador and Canada for two of companies, and 2), a car racing video which included interviews with the race car team investors, its personnel including race car team investors, its personnel including management, drivers, mechanics, the assembly of a race car, and the race fans. There were $17,000 in costs of revenue incurred in filming the three (3) videos, and there were no outsourcing arrangements in connection with any of the three (3) videos. This latter video produced the major portion of filming revenues because we were hired to shoot a video that was going to be used as a presentation/pilot for a possible reality show regarding how to organize an National Hot Rod Association ("NHRA") racing team. This required additional work not typically involved in a standard corporate video such as a preproduction, meaning preparing for the shoot: writing a script, asking the NHRA permission to film in their locations, (no cost involved for this)and traveling to several cities. The following is a brief description of our three film projects:


The Trader Show is a reality television show based on the real life activities of amateur and professional stock traders. The Trader Show places an emphasis on the activities of day traders.

Gold in Ecuador is the story of a small mining town of Portobello. In 1916 Mellick Tweedy traveled on a mule thought the jungle of a small mining town in Ecuador, this small town became one of the biggest gold exporters in South

America. Fifty years ago American company SADCO, abandoned the American shaft, one of the oldest gold mines in the world, leaving the town of Portobello and its people in ruins. Today, the people of Portobello have a new hope, or do they? The Americans are back in Portobello searching for Gold.

One Million Millionaires, This is a documentary that will capture the life of a controversial individual, Mr. Urban Casavant and his dream of making 1 million millionaires. For some he is the hope of their life, for others he is a dreamer, however, thousands follow him and wait patiently. The film will cover his life from the time he was a low-income earning prison guard to multimillion-dollar businessman.

Further filming projects similar in nature are estimated to be the principal source of revenues in the near term because there is a significant market for corporate videos. Many companies are now educating or training their employees and associates through corporate videos, and others are presenting their companies and their operations through corporate videos or video presentations at trade and economic fares or conventions. We are trying to penetrate this market. Also, these are projects that requires no investment, and we get paid in full upon completion.

Publicist revenues originated from a 6 month contract with United States Canadian Minerals involving the creation of media awareness, interest in the company's products, services and executives activities. We also advised the company on how to handle media request for interviews. The term of this agreement was 12 months commencing May 2005, whereby we earned and were paid $3,500. . In September 2005, U S Canadian Minerals, Inc. defaulted on the balance of their, consulting contract payments of $3,500 each, consequently no further work was performed by the Company.

Operating expenses, principally selling, general and administrative, included compensation for officer of $15,000, legal and accounting of $5,848, rent of $3,500, travel and entertainment of $16, 051, and the balance $11,095, office overhead.

At May 31, 2005, our total current assets were $29,239, and our total current liabilities were $43,310, resulting in a deficiency in working capital of $14,071. We expect that working capital requirements will continue to be funded through a combination of our existing funds, cash flow from operations and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Other assets at May 31, 2005, included production costs for four separate projects totaling $50,432. Revenue received towards one project, amounting to $4,691, was deferred until project completion and DVD's to be created there from are delivered. The other significant asset was the investment of $57,400 in a series of live entertainment shows.

Net cash flows during the 5 month period were largely generated from net income as above, proceeds from sale of common stock of $37,623, and contributed capital of $21,708. Our application of cash flow proceeds went towards production costs of $50,432, investment in Havana Nights of $57,400 and equipment and logo of $5,470.

               FOR THE NINE MONTH PERIODS ENDED FEBRUARY 28, 2006 and 2005


Since the Company's inception was on December 30, 2004, the comparative prior period as of February 28, 2005 consisted of only 2 months.

For the nine month period ending February 28, 2006, we had a net loss of $ 53,775, including the impairment loss associated with the investment of Havana Nights of $57,400. During this period, we generated revenues of $91,691 of which $14,000 originated from a short-term consulting contract with U.S. Canadian Minerals, Inc. entered into in the prior fiscal year, with the balance of revenues being generated from work for hire projects such as producing music and corporate videos.


Mr. Cancio, the only person in the Company pursuing corporate projects, spent a substantial portion of his time during the last six months pursuing other business interests, which could ultimately benefit the Company. Accordingly, it was not possible for the Company to have the full time efforts of Mr. Cancio to develop the revenues of the Company, although our main goal has been to focus on the three film projects which are currently in final stages of production (reviewing films and getting ready for post-production), and post production editing. For this reason we had a substantial decline in revenues earned in the past nine months, which created a net loss. While these film projects are being completed we will continue to seek work for hire and consulting services agreements.

There were no $8,800 in costs of revenues during this nine month period as the videos produced required largely the personal efforts of Mr. Cancio whose total compensation is included as a selling, general and administrative expense, and the related clients incur all other filming costs.

Selling, general and administrative expenses in the nine month period consisted principally of $27,000 for management compensation , and $26,663 for accounting fees provided by an outsourced CPA firm. The balance of all other expenses within this category of $28,815 approximated $5,000 more than the total expenses incurred for the previous 5 months of $33,494 reflecting a reduction in overall operations.

Cash flows provided from other than operating activities for the nine month period were substantially from the sale of common stock of $56,096. Cash flows applied to other than operating activities for this same period were to deferred initial public offering costs of $51,186 for the filing of the Form SB-2 registration statement with the Securities and Exchange Commission, and additional production costs of $45,079.


For the nine month comparative period consisting of only two months ended February 28, 2005, the Company had $117,477 of revenues from filiming, which accounted for substantially all of the revenues it earned during its first fiscal year ended May 31, 2005. Cost of filming revenues were $17,000 and general and administrative expenses of $21,787 consisted mainly of management compensation of $6,000, travel and entertainment of $7,417, professional fees of $1,500, and marketing expense of $2,000.

LIQUIDITY AND CAPITAL RESOURCES


During the period from inception to February 28, 2006, the Company had net cash flows of $22,752, of which cash flows from operations were $138,476 and $42,657 from financing activities. Of these cash flows $158,381 were applied to investing activities..

As of February 28, 2006, we had a deficiency in working capital of $22,224. We expect that working capital requirements will continue to be negative in the near term until we secure substantial ongoing revenues from our existing and foreseeable projects and/or the sale of debt or equity securities. Because of our limited cash availability we have not paid the prior year's Federal income tax and current estimated tax payments totaling $21,764 for which interest and penalties have been accrued as of February 28, 2006. The majority of accounts payable are past due as of February 28, 2006.

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through our current revenues and the proceeds of the private placement of equity securities. Because we have limited operations and a negative working capital, cash flows will not be enough to take advantage of certain business opportunities. We have limited financial resources available, which has had and may continue to have an adverse impact on our liquidity, activities and operations. These limitations have adversely affected our ability to obtain certain projects and pursue additional business. There is no assurance that we will be able to raise sufficient funding to enhance our financial resources sufficiently to generate volume for us, or to engage in any significant research and development, or purchase significant equipment. Over the long-term, we may need to rely on the issuance of our stock as a form of liquidity that may have dilutive effects to current shareholders. We are authorized to issue 75,000,000 shares of its $0.001 par value common stock. We plan to raise operating capital via debt and equity offerings in order to market and sell our products. However, there are no assurances that such offerings will be successful or sufficient to fund our operations. In the event the offerings are insufficient, we have not formulated a plan to continue as a Going Concern.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

MATERIAL COMMITMENTS

We have no material commitments as at the date of this registration statement.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any  significant  equipment  during the next twelve
(12) months.

RECENT ACCOUNTING PRONOUNCEMENTS

Consolidation of Variable Interest Entities -- On January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities. In December 2003, the FASB issued FIN No. 46 (Revised) ("FIN No. 46-R") to address certain FIN implementation issues. This interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements for companies that have interests in entities that are Variable Interest Entities ("VIE") as defined under FIN No. 46. According to this interpretation, if a company has an interest in a VIE and is at risk for a majority of the VIE's losses or receives a majority of the VIE's expected gains it shall consolidate the VIE. FIN No. 46-R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. For entities acquired or created before February 1, 2003, this interpretation was effective no later than the end of the first interim or reporting period ended March 31, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim period or reporting period ended after December 15, 2003. As of May 31, 2005, the Company did not have an interest in any VIE's, and accordingly, the adoption of the provisions of this interpretation by the Company did not have a material effect on its financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning in 2006.

On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. SFAS 123R will be effective for the first quarter 2006 financial statements, and permits varying transition methods including retroactive adjustment of prior periods or prospective application beginning in 2006. The Company will adopt SFAS 123R using the modified prospective method effective January 1, 2006.



                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY


Fuego Entertainment, Inc. was originally incorporated under the laws of the State of Nevada on December 30, 2004 as "Durango Entertainment, Inc." On March 15, 2005, we filed a Certificate of Amendment with the Nevada Secretary of State changing our name to "Fuego Entertainment, Inc."


Please note that throughout this report, and unless otherwise noted, the words "we," "our," "us," the "Company," or "Fuego," refers to Fuego Entertainment, Inc.


CURRENT BUSINESS OPERATIONS

We are engaged in the directing, production, marketing, and distribution of entertainment products, including feature and short films, documentaries, television shows, music, and tour productions. We also provide management, marketing, and public relations services to the entertainment industry.

We were founded by our President, Hugo M. Cancio, who has spent the last five years successfully owning and operating Ciocan Entertainment & Music Group, a record label and film production company that produces Cuban and world entertainment and is extremely well-known throughout the Latin Market - both in Latin America and the U.S. Fuego was formed in order to cross over into mainstream America with some of Ciocan's Latin music and film products as well as to produce music, films, and television programs geared toward the English speaking markets. By combining the efforts and products of Fuego and Ciocan, it is our intention to reach both markets at the same time as well as further penetrate Europe where Latin music is very popular. At the present time, we have not entered into any agreements with Ciocan to license, produce or distribute any Ciocan products. Ciocan has not, does not now, nor does it intend to, conduct any business operations of any kind in Cuba or with any Cuban nationals.

DISTRIBUTION AND PUBLISHING

Fuego at the present time does not have any finished product to offer for distribution, however several products are in production stages. Once these products are completed we will make contact with several distributors around the world with whom Mr. Cancio has conducted business via Ciocan Entertainment and other products. Ciocan and Hugo Cancio have contacts with distributors in Spain, France, Italy, Germany, England, Portugal, Japan, China and the US. These distributors include HL Distributors, Reyes Distribution, Vale Music, Video Distributors, GB Distributors, Actual Records & Films Distributors, Latin Universe, International Record Distributors, Kubaney Records, Incredible CD's Distributors, Ricon Musical, Distribuidora Nacional of Puerto Rico, and Musica Latina Distributors. Ciocan's largest distribution products are music CD's.

The method Ciocan uses to select clients is by traveling every year to the shows and conventions related to music products distributions such as MIDEM, BILLBOARDS and film and television shows and conventions such as MIPCOM NATPE as well as the already established film festivals around the world such as: Cannes, Berlin, Miami, and Sundance.

Out-sourcing process: We intend to send products to established distributors ( distributors that are well established in the market with whom Ciocan and Cancio have done business with) on payment terms of net 30 or net 60 , and cash on delivery to those we consider new clients. We have a no return policy. Net 30/60 terms are credit terms for established good standing accounts, meaning we send them product and they pay us in 30 or 60 days depending on the credit term. All new accounts are on cash only basis.

We also intend to license products from Sun Flower Publishing, which receives royalties for products sold as well as for songs played on the radio and television and licensed for soundtracks. We are in preliminary discussions with Sun Flower Publishing at this time and expect to enter into a definitive agreement within the next six months, but we have not entered into any definitive agreement as of yet.

There is no written agreement setting forth definitive terms between Ciocan and Fuego at this time. However, Ciocan has agreed to license Fuego its music library upon mutually acceptable terms to be negotiated. This agreement will be negotiated after we have completed our current projects. Mr. Hugo Cancio as the majority owner of Ciocan has already committed to approve this agreement once definitive terms are mutually agreed upon.


ADVERTISING AND PROMOTIONAL SERVICES

In terms of advertising and promoting our products, we currently use freelance individuals and marketing firms to assist with this function. However, we are investigating the possibility of bringing this function in-house in the near future as revenues permit. We have used and will continue to use on a project to project basis the services of F&F Media Corp. F&F Media Corp. distributes information to the local and international media pertaining to our artist new releases or events and organizes the interviews and to markets and promotes our concert shows in order to enhance ticket sales.

Our future plan is to hire an intern and provide training in the art of advertising and marketing. For the past seven (7) years, Mr. Cancio has developed relationships with the local and international media and media outlets. This will help us in bringing our advertising and marketing functions in-house. Our goal is to bring these services in-house within the near term if our revenues permit. It is management's belief that this will have a positive effect in our business operation as it will allow us to advertise, market and promote our artists, projects and services from within, We estimate that $ 40,000 a year in extra revenue will permit us to accomplish this goal. Management believes that our likelihood of earning this additional revenue in the near term is favorable, though there can be no assurance that we will earn such revenues within this stated time frame. Our failure to earn this additional revenue could negatively impact our ability to bring advertising and marketing functions in-house.

PROJECTS


The Trader Show is a reality television show based on the real life activities of amateur and professional stock traders. While there are many forms of stock trading, The Trader Show places an emphasis on the activities of day traders. We have no firm plans for its showing. The Show is still in production stages having shot 4 episodes out of 12 needed to complete a pilot for a first season. Mr. Anthony Pullicino participated in the shooting of several scenes and assisted in developing the original concept of the show. Mr. Pullicino is no longer the central character of the show, there are no other relationships between us and Mr. Pullicino regarding this show, and there are no outstanding obligations owed to Mr. Pullicino regarding his participation in this show.

The four episodes of the Trader Show showcasing Mr. Pulluccino as the main character will be used for the purpose of pitching the idea of the show to the networks, or the idea of the show. We have stopped filming the show and are in the process of rewriting the script to showcase 10 ten stock traders which will compete with each other to see who makes the most money in an undetermined amount of time. The amount of time is undetermined at this time as we are still rewriting and developing this new concept. Anthony Pulluccino is no longer part of the show and our working relationship ended in June 2005. After reviewing footage of the series we have determined most of the footage will be suitable for use in the new series concept. Only a small portion of the footage, indicating the series was about Mr. Pulluccino's life will be scrapped.

Once we have finished rewriting the script and completed developing this new concept we will hold auditions to pick the potential stock traders. No date have been set to turn in the final

The show was created by Hugo Cancio. The show is meant to capture the dynamics of investing in the stock markets. We have completed filming several episodes for the show, however we have temporarily stopped filming to rewrite the script. Originally the show was based on the life of one individual who is an active investor, a stock trader, we are now writing the script to where there are now ten investors competing against each other. Competition is a key ingredient in today's reality shows, and we want our show to be able to successfully compete with other similar reality shows. There can be no assurance that we will be successful in achieving this goal.

It is not part of our revised script for our show to visit any gold mine in Ecuador. Mr. Pulluccino is no longer the main character on our show and therefore will not be making any visits as part of the cast of the show.

The diamond mining companies that Mr. Pullucino was going to investigate were; Dee Beers, and Shore Gold. There is no direct or indirect relationship between Fuego Entertainment or Mr. Cancio with any of these companies. These companies were selected by Mr. Pullicino as they are the only active mining companies in Canada.

There are currently three people working on the creation of the show and that includes Hugo Cancio as the show creator and Executive producer.

A budget will be determined once the new script is finalized. Once we have finalized our new version of the script, we will contact several television and cable network executives to pitch them the idea for our reality show.

Expected revenues for this project are speculative at this time and cannot be precisely determined or predicted. There is no assurance the show will ever be picked up by any network or that it will ever generate any revenue.


TARGET MARKETS


It is our intent to offer entertainment products that appeal to both the Hispanic/Latin and English-speaking markets. We intend to offer a wide selection of hip-hop, rap, pop, and contemporary music as well as films encompassing the documentary and reality television genre - thereby crossing all age groups, sexes, income levels, and races.



STRATEGY AND IMPLEMENTATION SUMMARY

In the entertainment industry, a key factor to success is the reputation and visibility of the company. A successful, well-known company will attract the best artists and products, create the best, most financially-rewarding industry deals, and have the highest distribution rates and channels. Fortunately, through Hugo Cancio's established industry reputation and Ciocan's achievements in the Latin market, Fuego has successfully entered the marketplace in Latin America and the U.S. and, in management's opinion, is poised for future success.


ADVERTISING AND MARKETING STRATEGY

In terms of marketing the end products to the consumer, we intend to utilize a variety of methods, including radio, television, print advertising, public relations efforts, and press mention, depending on the project. By bringing the marketing functions in-house, we will be able to further penetrate the marketplace and increase its brand awareness as well as generate incremental revenues. Currently, we are not conducting any specific sales and marketing campaigns.


SALES STRATEGY

We have already developed strong relationships with the channels of distribution for the products as well as works with reputable distributors to place the products within retail stores, music stores across the globe, including Specs

Music, Tower Records, Descarga.com. Timba.com, El Museo del Disco, Lily's Records, Music Latina,. We also stay in close contact with various radio stations, television producers, newspaper editors. in order to get our artists' songs played on the radio, on televised shows, and to generally gain public exposure for our artists. There are no agreements with these stores or various radio stations, television producers, and newspapers editors.

COMPETITION

Our competitors are major and independent entertainment companies. We are a small company compared to most of our competitors, and many such competitors have greater financial, managerial, distribution and marketing resources than us. In addition, these competitors may have pre-existing relationships with providers and purchasers that we will be trying to develop. Existing or future competitors may develop or offer services that provide price, service or other advantages over those offered by us. If we fail to compete successfully against our current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected and could affect our ability to remain an on-going concern.


RESEARCH AND DEVELOPMENT ACTIVITIES

No research and development expenditures have been incurred, either on our account or sponsored by customers, to the date of our inception.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.


EMPLOYEES

We do not employ any persons on a full-time or on a part-time basis. Hugo M. Cancio is our President, Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Cancio is responsible for all of our day-to-day operations. Other services are provided by outsourcing and consulting and special purpose contracts.

                                EXECUTIVE OFFICES


We lease our principal office space located at 19250 NW 89th Court, Miami, Florida 33018 on a month to month basis. This facility is personally owned by Hugo Cancio and is leased back to the Company for $700 per month in rent. Total rent expense from inception to February 28, 2006 was $9,800.


                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages, positions held are as follows:



NAME                  AGE   POSITION               TERM COMMENCED       TERM EXPIRES
-------------------- ----- ----------------------- -------------------- ------------------
Hugo M. Cancio        41    President, Treasurer,   December 30, 2005    December 29, 2006
19250 NW 89th Court         Secretary, Director
Miami, FL 33018
-------------------- ----- ----------------------- -------------------- ------------------


BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

HUGO M. CANCIO, President, Treasurer, Secretary and Director, Age 41, is our sole officer and director. Since 2003, Mr. Cancio has served as the president of Ciocan Entertainment and Music Group, L.L.C., an independent film and music company. Prior to 2003, Mr. Cancio was self-employed as an independent film and music producer since 1990. Mr. Cancio attended Miami-Dade Community College where he studied Business Administration. Mr. Cancio is not an officer or director of any other publicly traded company.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

                             EXECUTIVE COMPENSATION

During the last fiscal year, none of our directors were compensated for their roles as directors. Our Officers and directors may be reimbursed for any out-of-pocket expenses incurred by them on behalf of our company. We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans. Executive compensation is subject to change concurrent with our requirements.

SUMMARY COMPENSATION TABLE

None of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal year ending May 31, 2005. The following table sets forth the compensation received by Hugo M. Cancio, our sole officer and director.

                                      ANNUAL COMPENSATION           LONG TERM
                                                                    COMPENSATION


NAME AND                    12/30/04     SALARY         OTHER       SECURITIES
PRINCIPAL POSITION          through                                 UNDERLYING
                            05/31/05                                   OPTIONS

Hugo M Cancio                           $15,000           $0            N/A
President,Treasurer
Secretary and Director


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS


COMPENSATION OF DIRECTORS

Generally, our Directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Ciocan Entertainment and Music Group, LLC, "Ciocan" is an entertainment company owned by Hugo M. Cancio, our sole officer, director and principal shareholder. Ciocan creates products for the Latino Market in and out of the United States borders and will use our company to market, promote and commercialize some its products (music, films, documentaries, artist, etc) for the Anglo and international markets. During the five month period ended May 31, 2005, Ciocan advanced to the Company a total of $31,552 of which, $29,850 was applied towards the purchase, by Ciocan, of 5.5 million shares of the Company's common stock, and $1,400 was charged for rent, leaving a balance advanced of $302 as of May 31, 2005. As of February 28, 2006 $124 was owed to a stock subscriber.

We lease our principal office space located at 19250 NW 89th Court, Miami, Florida 33018 on a month to month basis. This facility is personally owned by our sole officer, director and principal shareholder, Hugo M. Cancio, and is leased back to us for $700 per month in rent. Total rent expense from inception to February 28, 2006 was $9,800.

On January 2, 2005, we issued 100,000 shares of our common stock to our sole officer and director, Hugo M. Cancio, at a price per share of $0.001, for a total value of $100.

On May 31, 2005, we issued 7,672,670 shares of our common stock to our sole officer and director, Hugo M. Cancio, at a price per share of $0.001, for a total value of $7,672.67.

The balance of $11,227,330 were also subscribed by him on January 2, 2005 at the same price of $0.001 per share.

On August 22, 2005, we issued 9,500,000 shares of our common stock to our sole officer and director, Hugo M. Cancio, pursuant to his stock subscription for which $9,500 was paid by Mr. Cancio.

On September 1, 2005, we issued the balance of 1,727,330 shares of our common stock to our sole officer and director, Hugo M. Cancio, pursuant to his stock subscription for which $1,727.33 was paid by Mr. Cancio.

With respect to Sunflower Publishing, Anthony Hattenbach is an independent music producer and promoter. Mr. Cancio and Mr. Hattenbach have known each other for many years, however, they have no current working relationship. Sunflower Publishing is a publishing company Mr. Cancio started several years ago for the purposes of managing artist compositions. However, Mr. Cancio later moved away from the publishing business to focus on Music, Film and Concert Productions. At the present time Mr.Cancio no longer owns any interest in Sunflower Publishing nor there is a working relationship with that company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



The following table sets forth, as of May 31, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.





NAME AND ADDRESS OF               AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP

Hugo M. Cancio                       19,000,000 Direct         54.35%
19250 NW 89th Court
Miami, FL 33018

Ciocan Entertainment Film             5,500,000 Direct         15.73%
and Music Group, L.L.C.
19250 NW 89th Court
Miami, FL 33018
--------------------------------------------------------------------------------
All Officers, Directors                                        70.08%
And 5% Shareholders


* Hugo M. Cancio is the controlling shareholder of Ciocan Entertainment Film and Music Group, L.L.C. which owns 5,500,000 shares of our common stock.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

                           DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 common shares with a par value of $0.001. As of May 15, 2006 we had 34,959,562 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.


                              PLAN OF DISTRIBUTION

The Selling Shareholders of the common stock of Fuego Entertainment, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sales price to the public has been determined by the shareholders to be $0.25 per share. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to their sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange

Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.


                         DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.25 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept, without regard to our asset value, earnings, book value or other objective criteria. The price of $0.25 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that any market will develop for our securities.


                              SELLING SHAREHOLDERS


The Selling Shareholders may offer and sell, from time to time, any or all of the common stock issued. Because the Selling Shareholders may offer all or only some portion of the 10,459,062 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of May 31, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer. Each shareholder received their shares pursuant to a private placement conducted between the date of our inception through December 15, 2005.



 Selling Shareholders          Shares of Common   Shares of       Shares of        Percentage of   Percentage
                               Stock Owned        Common Stock    Common Stock     Common Stock    of Common
                               Prior to Offering  to be Offered   Owned  After     Owned Before    Stock Owned
                                                  for Sale        the Offering     the Offering    After the
                                                                                                   Offering
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Maritza de la Torre           1,450,000          1,450,000       0                4.15%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Braynert Marquez              10,000             10,000          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Juan Ramon Guzman             500,000            500,000         0                1.43%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Jose Gomez                    1,400,000          1,400,000       0                4.00%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Johnna Catanella-Davis        1,000              1,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Katie Hale                    200                200             0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Edward Kaminsky               20,000             20,000          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Joseph MacCarthy              11,111             11,111          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Linda M. Vance                12,000             12,000          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Jimmy Hopler                  1,000              1,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Daniel York                   3,332              3,332           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Charles Short                 1,000              1,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Anthony Hattenbach            700,000            700,000         0                2.00%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Jason Webb                    13,888             13,888          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Cherie Cancio  (1)            1,100,000          1,100,000       0                3.15%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Miguel A. Cancio (2)          1,600,000          1,600,000       0                4.58%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Sunflower Publishing (3)      500,000            500,000         0                1.43%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Ana M. Cancio (4)             450,000            450,000         0                1.29%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Christy Cancio (5)            1,000,000          1,000,000       0                2.86%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Vivianka Cancio (6)           75,694             75,694          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------


                                       32

SELLING SHAREHOLDERS - continued

 Selling Shareholders          Shares of Common   Shares of       Shares of        Percentage of   Percentage
                               Stock Owned        Common Stock    Common Stock     Common Stock    of Common
                               Prior to Offering  to be Offered   Owned  After     Owned Before    Stock Owned
                                                  for Sale        the Offering     the Offering    After the
                                                                                                   Offering
----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Rogelia Morua                 1,501,666          1,501,666       0                4.30%           0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Roberto Soto                  3,000              3,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Louis Mendez                  20,000             20,000          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Lee Delor                     5,000              5,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Berverly Jo Mehlman           10,000             10,000          0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 TRW Family Limited            5,555              5,555           0                *               0
 Partnership (7)
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Verna Tucker & Roger Summers  5,555              5,555           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Jonathan D. Gildin & Leah     1,500              1,500           0                *               0
 Gildin
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Noleia Guzman                 250                250             0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Juan R. Guzman & Noelia Sosa  200                200             0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Kenneth Hicks and Sandra      1,000              1,000           0                *               0
 Hicks
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Choice Mortgage Funding,      1,000              1,000           0                *               0
 Inc. (8)
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Hope Seitzinger               500                500             0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Kevin West                    2,000              2,000           0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Mary Alice Seagill            555                555             0                *               0
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Behrens International Group   5,556              5,556           0                *               0
 (9)
 ----------------------------- ------------------ --------------- ---------------- --------------- --------------
 Tucker Hoss                   20,000             20,000          0                *               0
------------------------------ ------------------ --------------- ---------------- --------------- --------------
 Niurka Marques                25,000             25,000          0                *               0
------------------------------ ------------------ --------------- ---------------- --------------- --------------
 Cohen Enright                 2000               2000            0                *               0
------------------------------ ------------------ --------------- --------------- --------------- --------------
 Total                         10,459,062         10,459,062       0               29.92%          0
------------------------------ ------------------ --------------- --------------- --------------- --------------

(1)  Cherie Cancio is the daughter of Hugo M.Cancio.
(2)  Miguel A. Cancio is the father of Hugo M. Cancio.
(3)  Sunflower Publishing is controlled by Anthony Hattenbach.
(4)  Ana M. Cancio is the wife of Hugo M. Cancio.
(5)  Christy Cancio is the daughter of Hugo M. Cancio.
(6)  Vivianka Cancio is the sister of Hugo M. Cancio.
(7)  TRW Family Limited Partnership is controlled by Roxanne Wojtowicz
(8)  Choice Mortgage Funding, Inc. is controlled by Jason Webb.
(9)  Behrens International Group is controlled by Judi Behrens.

We may require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon by The O'Neal Law Firm, P.C., 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268.

                                 TRANSFER AGENT

Our transfer agent is First American Stock Transfer, 706 E. Bell Road, Suite 201, Phoenix, Arizona 85022.

                                     EXPERTS

The financial statements of Fuego included in this registration statement have been audited by Braverman International, P.C. to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                         DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Lexington Resources, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Fuego Entertainment, Inc.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

 Report Of Independent Registered Public Accounting Firm ................. 37

 Balance  Sheets  February 28, 2006  (unaudited)  and May 31,
 2005..................................................................... 38

 Statements of Operations from December 30, 2004  (Inception)
 to May 31,  2005,  and nine months  ended  February 28, 2006
 (unaudited) ............................................................. 39

 Statements of Cash Flows from December 30, 2004  (Inception)
 to May 31,  2005,  and nine months  ended  February 28, 2006
 (unaudited) ............................................................. 40

 Statements  of  Stockholders'  equity  for the  period  from
 December   30,  2004   (Inception)   to  February  28,  2006
 (unaudited) ............................................................. 41

 Notes to Financial Statements ........................................... 42

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
FUEGO ENTERTAINMENT, INC.
Miami, Florida

We have audited the accompanying balance sheet of FUEGO ENTERTAINMENT, INC. (a Nevada corporation) as of May 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from December 30, 2004 (inception) to May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FUEGO ENTERTAINMENT, INC. as of May 31, 2005, and the results of its operations and its cash flows for the period from December 30, 2004 (inception) to May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.



Braverman International, P.C.
Prescott, Arizona
August 3, 2005, except for Note 9, as
 to which the date is December 23, 2005

                            FUEGO ENTERTAINMENT, INC.
                                 BALANCE SHEETS




                                                         February 28,        May 31,
                                                             2006            2005
                                                       -------------    -------------
                                                        (unaudited)
                                     ASSETS
                                    -------
 CURRENT ASSETS
      Cash                                             $      22,752    $       7,479
      Account receivable-trade                                17,133           16,833
      Deferred tax asset                                       9,369            3,375
      Other                                                    1,501            1,552
                                                       -------------    -------------
                  Total Current Assets                        50,755           29,239
                                                       -------------    -------------

EQUIPMENT, net of accumulated depreciation of $2,175
and $206                                                       1,727            2,449
                                                       -------------    -------------
 OTHER ASSETS
       Production costs                                       95,511           50,432
       Investment                                               --             57,400
       Deferred initial public offering costs                 51,186             --
       Logo, net                                               2,205            2,610
                                                       -------------    -------------
                  Total Other Assets                         148,902          110,442
                                                       -------------    -------------

                                                       $     201,384    $     142,130
                                                       =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                     --------------------------------------

CURRENT LIABILITIES

      Accounts payable                                 $      39,663    $      18,208
      Advances from related parties                              124              302
      Other Liabilities                                        1,120             --
      Income taxes payable                                    21,764           20,109
      Deferred revenue                                        10,308            4,691
                                                       -------------    -------------

       Total Current Liabilities                              72,979           43,310
                                                       -------------    -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, par value $.001, 75,000,000
  shares authorized, 34,959,562 and
   13,272,670 shares outstanding, respectively                34,960           13,273
Paid in capital                                              107,731           46,058
Common stock subscribed, 0 and
   and 21,663,854 shares, respectively                          --             43,274
Common stock subscriptions receivable                           --            (43,274)
Retained earnings(deficit)                                   (14,286)          39,489
                                                       -------------    -------------

Total Stockholders' Equity                                   128,405           98,820
                                                       -------------    -------------

                                                       $     201,384    $     142,130
                                                       =============    =============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            FUEGO ENTERTAINMENT, INC
                            STATEMENTS OF OPERATIONS

                                                                      From            From
                                                                  December 30,     December 30,
                                                   Nine Months        2004             2004
                                                       Ended     (Inception) to  (Inception) to
                                                   February 28,    February 28,      May 31,
                                                       2006            2005           2005
                                                  -------------    -------------   -------------
                                                    (unaudited)     (unaudited)
REVENUES                                          $      91,691    $     117,477   $     125,128
                                                  -------------    -------------   -------------

COSTS AND EXPENSES
   Cost of revenue                                        8,800           17,000          17,000
   Selling, general and administrative                   82,478           21,787          51,494
   Impairment of investmest                              57,400             --              --
   Depreciation and amortization                          1,127               80             411
                                                  -------------    -------------   -------------

   Total costs and expenses                             149,805           38,867          68,905
                                                  -------------    -------------   -------------

Income (loss) before provision for income taxes         (58,114)          78,610          56,223

Provision for (benefit from) income taxes                (4,339)          21,287          16,734
                                                  -------------    -------------   -------------

NET INCOME (LOSS)                                 $     (53,775)   $      57,323   $      39,489
                                                  =============    =============   =============

BASIC  EARNINGS (LOSS) PER SHARE                         *         $        0.57   $        0.01
                                                  =============    =============   =============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - BASIC                  29,209,602          100,000       2,734,534
                                                  =============    =============   =============

 DILUTED  EARNINGS (LOSS) PER SHARE                      *                *               *
                                                  =============    =============   =============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -  DILUTED               34,948,431       34,682,925      34,813,910
                                                  =============    =============   =============

*  less than $.01 per share

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            FUEGO ENTERTAINMENT, INC.
                            STATEMENTS OF CASH FLOWS


                                                                           From              From
                                                       Nine Months December 30, 2004 December 30, 2004
                                                          Ended      (Inception) to    (Inception) to
                                                       February 28,    February 28,         May 31,
                                                           2006            2005              2005
                                                      ------------    ------------    ------------
                                                        (unaudited)     (unaudited)
OPERATING ACTIVITIES
    Net income (loss) from operations                 $    (53,775)   $     57,323    $     39,489
    Adjustments to reconcile net income to net cash
      provided by operating activities
           Contributed capital                              27,264           8,983          21,708
           Impairment loss on investment                    57,400            --              --
           Depreciation and amortization                     1,127              80             411
    Changes in operating assets and liabilities
           Accounts receivable                                (300)        (28,833)        (16,833)
           Deferred tax asset                               (5,994)           --            (3,375)
           Other current asset                                  51            --            (1,552)
           Accounts payable                                 21,455          14,697          18,208
           Income taxes payable                              1,655          21,287          20,109
           Other current liabilities                         1,120            --              --
           Deferred revenue                                  5,617            --             4,691
                                                      ------------    ------------    ------------
NET CASH PROVIDED  BY OPERATING ACTIVITIES                  55,620          73,537          82,856
                                                      ------------    ------------    ------------

INVESTING ACTIVITIES
         Purchased of equipment                               --            (2,770)         (2,770)
         Production costs                                  (45,079)        (12,449)        (50,432)
         Investments                                          --           (57,400)        (57,400)
         Logo                                                 --              --            (2,700)
                                                      ------------    ------------    ------------
NET CASH (USED BY) INVESTING ACTIVITIES                    (45,079)        (72,619)       (113,302)
                                                      ------------    ------------    ------------

FINANCING ACTIVITIES
         Proceeds from sale of common stock                 56,096             100          37,623
         Deferred initial public offering costs            (51,186)           --              --
         Advances from related parties                        (178)          7,652             302
                                                      ------------    ------------    ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                    4,732           7,752          37,925
                                                      ------------    ------------    ------------

NET INCREASE IN CASH                                        15,273           8,670           7,479

CASH, BEGINNING OF PERIOD                                    7,479            --              --
                                                      ------------    ------------    ------------

CASH, END OF PERIOD                                   $     22,752    $      8,670    $      7,479
                                                      ============    ============    ============
                                                                 0               0               0


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            FUEGO ENTERTAINMENT, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                     Subscriptions
                                                  Common Stock                  -----------------------   Retained
                                         ------------------------    Paid-in      Common      Amount      Earnings
                                              Shares      Amount      Capital     Stock      Receivable   (Deficit)      Total
                                         -----------  -----------  ----------- -----------  -----------  -----------  -----------
Balance, at inception                           --    $      --    $      --   $      --    $      --    $      --    $      --
Proceeds from sale of common stock for
  $.001 per share                          7,772,670        7,773         --          --           --           --          7,773

Proceeds from sale of common stock for
  $.006 per share                          5,500,000        5,500       24,350        --           --           --         29,850

Common stock subscribed
  21,262,530 shares @ $.001 per share           --           --           --        21,262      (21,262)        --           --
  295,450 shares @ $.009 per share              --           --           --         2,955       (2,955)        --           --
  105,874 shares @ $.179 per share              --           --           --        19,057      (19,057)        --           --

Contributed services                            --           --         21,708        --           --           --         21,708

Net income                                      --           --           --          --           --         39,489       39,489

                                         -----------  -----------  ----------- -----------  -----------  -----------  -----------
Balance, May 31, 2005                     13,272,670       13,273       46,058      43,274      (43,274)      39,489       98,820
(unaudited)
Proceeds received from subscribed shares  21,658,977       21,659       29,412     (51,072)      51,072         --         51,071

Proceeds from sale of common stock for
  $.18 per share                              27,915           28        4,997        --           --           --          5,025

Common stock subscribed
   53,111 shares @.179 per share                 --           --          --         9,561       (9,561)        --           --

Common stock subscriptions canceled
  10,000 shares @ .001 per share                 --           --           --          (10)          10         --           --
  40,500 shares @ .009 per share                 --           --           --         (405)         405         --           --
    7,488 shares @ .179 per share                --           --           --       (1,348)       1,348          --          --

Contributed services & Additional
   Paid In Capital                              --           --         27,264        --           --           --         27,264

Net (loss) for the nine months                  --           --           --          --           --        (53,775)     (53,775)

                                         -----------  -----------  ----------- -----------  -----------  -----------  -----------
Balance, February 28,  2006 (unaudited)   34,959,562  $    34,960  $   107,731 $      --    $      --    $   (14,286) $   128,405
                                         ===========  ===========  =========== ===========  ===========  ===========  ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                            FUEGO ENTERTAINMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS
             (The information as to February 28, 2006 is unaudited)

1. NATURE OF BUSINESS

Fuego Entertainment, Inc. (the "Company") is primarily engaged in the directing, production, marketing, and distribution of entertainment products, including feature and short films, documentaries, television shows, music, and tour productions. The Company also provides management, marketing, and public relations services to the entertainment industry.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying financial statements include the accounts of the Company formed in the State of Nevada on December 30, 2004. The Company was originally formed as Durango Entertainment, but changed its name to Fuego Entertainment in March 2005. These financial statements reflect the use of significant accounting policies, as described below and elsewhere in the notes to the financial statements, and are prepared in accordance with accounting principles generally accepted in the United States of America. The fiscal year end of the Company is May 31.

REVENUE RECOGNITION
Revenue from the sale of film and television programming rights and license arrangements is recognized only when persuasive evidence of a sale or arrangement with a customer exists, the project is complete, the contractual delivery arrangements have been satisfied, the license period has commenced if applicable, the arrangement fee is fixed or determinable, collection of the arrangement fee is reasonably assured, and other conditions as specified in the respective agreements have been met.

Revenue from production services for third parties is recognized when the production is completed and delivered. All associated production costs are deferred and charged against income when the film is delivered and the related revenue is recognized.

Fees for other services provided to third parties are recognized as revenues when the services are performed and there is reasonable assurance over the collection of the fees.

Cash received in advance of meeting the revenue recognition criteria described above is recorded as deferred revenue.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company estimates the collectibility of its trade accounts receivable. In order to assess the collectibility of these receivables, the Company monitors the current creditworthiness of each customer and analyzes the balances aged beyond the customer's credit terms. Theses evaluations may indicate a situation in which a certain customer cannot meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The allowance requirements are based on currents facts and are reevaluated and adjusted as additional information is received. Trade accounts receivable are subject to an allowance for collection when it is probable that the balance will not be collected. As of February 28, 2006, no allowance for collectibility was needed.

ADVERTISING EXPENSES
Advertising costs are expensed as incurred, except for costs related to the development of a property and/or live-action television program commercial or media campaign which are expensed in the period in which the commercial or campaign is first presented. Advertising expenses are included in advertising and marketing expenses in the accompanying statement of operations.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents consist of all liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The fair value of cash and cash equivalents approximate the amounts shown on the financial statements. Cash and cash equivalents consist of unrestricted cash and short-term investments. As of May 31, 2005 and February 28, 2006 there were no cash equivalents.

INCOME, LOSS PER COMMON SHARE
Basic income, loss per common share is calculated on the weighted average number of common shares outstanding during each period. Diluted income per common share is based on the weighted average number of common shares outstanding during each period, adjusted for the effect of outstanding stock subscriptions. Outstanding stock subscriptions were not used in the computation of basic loss per share as their effect would be antidilutive.

FILM AND TELEVISION COSTS
The Company accounts for its film and television costs pursuant to AICPA Statement of Position ("SOP") No. 00-2, Accounting by Producers or Distributors of Films. The cost of production for film and television production costs, including direct costs, production overhead and interest are capitalized and amortized using the individual-film-forecast method under which such costs are amortized for each program in the ratio that revenue earned in the current period for such program bears to management's estimate of the ultimate revenues to be realized from all media and markets for such program. Management regularly reviews, and revises when necessary, its ultimate revenue estimates on a title-by-title basis, which may result in a change in the rate of amortization applicable to such title and/or a write-down of the value of such title to estimated fair value. These revisions can result in significant quarter-to-quarter and year-to-year fluctuations in film write-downs and rates of amortization. If a total net loss is projected for a particular title, the associated film and television costs are written down to estimated fair value. All exploitation costs, including advertising and marketing costs are expensed as incurred. Television adaptation and production costs that are adapted and/or produced are stated at the lower of cost, less accumulated amortization, or fair value.

INVESTMENT
The Company invested a total of $57,400 in a series of shows to be presented in 5 cities in the United States, from which it was to receive the return of its investment based on a percentage of ticket sales from all shows performed, and then participate in the net income of all of the shows after their completion. .

In September, 2005, the show scheduled to be presented on December 31, 2005, at the Miami Arena, was postponed by the tour promoter, due to 1), the decision by the Miami Arena to charge a substantial percentage for the sales of all promotional merchandise during the show, which was presented to the tour promoter in a meeting on September 20, 2005, and 2), the severity of the damage caused by hurricane Rita on September 22, 2005, and the prospect of additional hurricanes occurring in the area (hurricane Wilma occurred on October 9, 2005), which would have a the negative impact on the community, including the potential for reduction in the sale of the 15,000 seating capacity for the New Year's Eve performance of the scheduled show.

No shows have been rescheduled since the postponement in September 2005. Accordingly, the Company completely impaired its investment of $57,400 in September 2005. Any later recovery of the investment, if any, will be recorded as income at the time such amounts have been earned by the Company.

EQUIPMENT
Equipment is carried at cost, net of accumulated depreciation. Depreciation is provided on the straight-line method based on the estimated useful lives of the assets, which range from 2.5 years to 5 years.

INTANGIBLE ASSETS
The company has capitalized the cost of the creation of its logo. Amortization of logo costs is being amortized ratably over a 5-year useful life, commencing with April 1, 2005, the date on which the logo was acquired by purchase.

DEFERRED INITIAL PUBLIC OFFERING COSTS
Deferred initial public offering costs, principally legal and audit fees, are deferred until the successful completion of the pending registration of the Company's common stock on Form SB-2, at which time all such costs will be charged against paid in capital. If unsuccessful, these deferred costs will be charged against income at that time.

INCOME TAXES
Deferred income taxes will be recorded for the temporary differences between the financial statement and tax bases of assets and liabilities using current tax rates. Valuation allowances will be established against deferred tax assets whenever circumstances indicate that it is more likely than not that such assets will not be realized in future periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of cash and cash equivalents, accounts receivable, investments, prepaid expenses and other current assets, unearned revenue, accounts payable and accrued expenses, and other liabilities approximate their fair values principally because of the short-term maturities of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS
In December 2004, the FASB issued SFAS 123R, Share Based Payments. SFAS 123R is applicable to transactions in which an entity exchanges its equity instruments for goods and services. It focuses primarily on transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R supersedes the intrinsic value method prescribed by APB No. 25, requiring that the fair value of such equity instruments be recorded as an expense as services are performed. Prior to SFAS 123R, only certain pro forma disclosures of accounting for these transactions at fair value were required. SFAS 123R will be effective for the first quarter 2006 financial statements, and permits varying transition methods including retroactive adjustment of prior periods or prospective application beginning in 2006. The Company will adopt SFAS 123R using the modified prospective method effective January 1, 2006. Under this transition method the Company will begin recording stock option expense prospectively, beginning with that date.

For stock based compensation to non-employees, the Company is required to follow SFAS No. 123, which requires that stock awards granted to directors, consultants and other non-employees be recorded at the fair value of the award granted.

3. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of temporary cash investments and accounts receivable. The majority of the cash and cash equivalents are maintained with major financial institutions in the United States of America. Credit risk on accounts receivable is minimized by the Company by performing ongoing credit evaluations of its customers' financial condition and monitoring its exposure for credit losses and maintaining allowances for anticipated losses. One customer for which a corporate video was produced accounted for 60% of total operating revenues from inception to May 31, 2005, and for the nine months ended February 28, 2006 one customer accounted for 44% of total operating revenues.




4. CAPITALIZED PRODUCTION COSTS

Capitalized production costs represent development costs incurred on projects in process. A summary of these costs as of February 28, 2006, and May 31, 2005 follows:

                                                             February   May 31,
                                                             28, 2006     2005
                                                             --------  --------


The Trader  Show is a reality  television  show based on the real life  activities  of  amateur  and  professional  stock
traders.   The  Trader   Show  places  an  emphasis  on  the
activities of day traders.                                    $40,307   $27,842

Gold in  Ecuador  is the  story  of a small  mining  town of
Portobello.  In  1916  Mellick  Tweedy  traveled  on a  mule through the jungle of a small  mining tow in  Ecuador,  this small town became one of the biggest gold exporters in South
America.  Fifty years ago American company SADCO,  abandoned the  American  shaft,  one of the  oldest  gold mines in the world,  leaving  the town of  Portobello  and its  people in ruins.  Today,  the people of Portobello have a new hope, or do they? The Americans are back in Portobello  searching for
Gold.                                                          15,441    15,148

One Million  Millionaires,  This is a documentary  that will capture the life of a  controversial  individual,  Mr. Urban
Casavant and his dream of making 1 million millionaires. For some he is the  hope  of  their  life,  for  others  he is a dreamer,  however,  thousands follow him and wait patiently.
The  film  will  cover  his  life  from  the  time  he was a
low-income  earning  prison  guard  to   multimillion-dollar
businessman.                                                   13,905     6,800


Counterfeit  Conspiracy  is a  documentary  on stock  market scandals which is still in production,  filming several more interviews.  Wall Street insider  trading  scandals from the
1980's to present, covers the various scandals, reportage of
court  documents,   testimony,   and  interviews  with  some
participants  to  fashion an  authoritative  account of what happened. For example,  Milliken, the Drexel Burnham Lambert junk bond king who convinced many savings  institutions  and insurance  companies to buy these bonds in large quantities.
It will also  document  the illegal  practice of Naked Short
Selling  perpetrated  by  some  offshore  organizations  and
self-inflicted by some companies.                              27,658       642
                                                             --------  --------
    Total capitalized production costs                        $97,311  $ 50,432
                                                             ========  ========


All of the above films are in production and none have been acquired from other parties. None have been released into the market or are generating revenues except for incidental advance sales of DVD's for Counterfeit Conspiracy totaling $4,691 as of May 31, 2005 and $5,617 as of February 28, 2006. Advance sales have been classified as deferred revenue in the accompanying balance sheets. No amortization has commenced on any film products in production, and there are no other films owned by the Company.

Amortization of all of the above costs is estimated to commence within the next fiscal year, based upon their anticipated completion dates, with the possible exception of the costs incurred in the Trader Show, which the Company will not be able to begin marketing to television companies until completion thereof, expected by the end of calendar 2006. The Trader Show costs represent the only costs in production to be considered a direct-to-television product.

5. COMMITMENTS

The Company leases office and equipment from a related party for $700 a month, on a month to month basis, including utilities and insurance. Total rent expense from inception to May 31, 2005 was $3,500 and for the nine months ended February 28, 2006 was $6,300.

The Federal income tax liability of $15,771 for the year ended May 31, 2005, has not been paid as of February 28, 2006, nor have any required estimated tax payments been paid. Accordingly interest and penalties have been provided as of February 28, 2006 for the prior year Federal income tax liability.

6. RELATED PARTY TRANSACTIONS

Ciocan Entertainment and Music Group, LLC, "Ciocan" is an entertainment company owned by the principal shareholder of the Company. Ciocan creates products for the Latino Market in and out of the United States borders and anticipates using the Company to market, promote and commercialize some its products (music, films, documentaries, artist, etc) for the Anglo and international markets. During the five month period ended May 31, 2005, Ciocan advanced to the Company a total of $31,552 of which, $29,850 was applied towards the purchase, by Ciocan, of 5.5 million shares of the Company's common stock, and $1,400 was charged as rent, leaving a balance advanced of $302 as of May 31, 2005 and $0 as of February 28, 2006. Also, an advance of $124 was owed to a shareholder as of February 28, 2006.

7. INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards Board Opinion No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future periods of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end.

The provision for current income taxes is as follows:

                                              For                    From                    From
                                        the nine months       December 30, 2004        December 30, 2004
                                       ended February 28,       (Inception) to      (Inception) to May 31,
                                              2006            February 28, 2005              2005
                                      --------------------- ----------------------- ------------------------
Current tax expense:
   Federal tax at statutory rates           $ (19,759)             $ 26,727                 $ 19,116
   State income taxes less federal tax
   benefit                                          0                 3,067                    2,645
   Benefit of surtax exemptions                 5,495               (11,211)                 (11,382)
   Permanent differences                        9,925                 2,704                    6,355
                                        -------------         -------------            -------------
Income tax expense                           $ (4,339)             $ 21,287                 $ 16,734
                                        =============         =============            =============


The analysis of income tax expense is as follows:

                                              For                    From                    From
                                           the nine           December 30, 2004       December 30, 2004
                                         months ended           (Inception) to        (Inception) to May
                                       February 28, 2006      February 28, 2005              31,
                                                                                                  2005
                                      --------------------- ----------------------- ------------------------

Current                                      $  5,779              $ 16,976                 $ 20,109
Deferred                                      (10,118)                4,311                   (3,375)
                                        -------------         -------------            -------------
Income tax expense                           $ (4,339)             $ 21,287                 $ 16,734
                                        =============         =============            =============

A deferred tax asset was recognized of $3,375 for the approximate $6,031 of temporary timing differences during the period from inception to May 31, 2005.

A deferred tax liability was recognized of $4,311 for the approximate $14,136 of temporary timing differences during the period from inception to February 28, 2005.

A deferred tax asset was recognized of $10,255 for the approximate $58,122 of temporary timing differences during the nine months ended February 28, 2006. The major difference resulted from the impairment of the investment in Havana Nights.

The Florida Department of Revenue does not allow for net operating loss carrybacks, therefore the Florida net operating loss will be carried forward and offset against future taxable income.

8. CONTRIBUTED CAPITAL

The President of the Company contributed the value of his services from inception to May 31, 2005, at $15,000, and the value of other expenses totaling $6,708, which consisted of office rent of $2,100, the prorata share of auto expenses of $3,958, and legal services of $650. For the nine months ended February 28, 2006, the president of the Company paid a $2,000 expense on behalf of the company, contributed the value of his services of $22,889, and the prorata share of auto expenses of $2,375.

9. U.S. CANADIAN MINERALS CONTRACT DEFAULT

In September 2005, U S Canadian Minerals, Inc. defaulted on the balance of their 12 month, March 8, 2005, consulting contract payments of $3,500 each, and no further work was performed by the Company as a result. The parties are continuing to discuss the resolution of this matter.

10. SUBSEQUENT EVENTS

In September, 2005, the show scheduled to be presented on December 31, 2005, at the Miami Arena, was postponed by the tour promoter, due to 1), the decision by the Miami Arena to charge a substantial percentage for the sales of all promotional merchandise during the show, which was presented to the tour promoter in a meeting on September 20, 2005, and 2), the severity of the damage caused by hurricane Rita on September 22, 2005, and the prospect of additional hurricanes occurring in the area ( hurricane Wilma occurred on October 9, 2005), which would have a the negative impact on the community, including the potential for reduction in the sale of the 15,000 seating capacity for the New Year's Eve performance of the scheduled show.

No shows have been rescheduled since the postponement in September 2005. Accordingly, the Company believes it is necessary to completely impair its investment of $57,400 in September 2005. Any later recovery of the investment, if any, will be recorded as income at the time such amounts have been earned by the Company.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statute Section 78.7502 provides that:

(i) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(ii) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revise Statute Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by our stockholders;

(b) by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e) by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with this registration:



SEC Registration Fees                                  $   307.75

Printing and Engraving Fees (1)                        $   500.00

Accounting Fees and Expenses                           $31,675.00

Legal Fees and Expenses                                $20,000.00

Edgarization and Filing Fees                           $ 3,000.00

Transfer Agent Fees and Expenses (1)                   $   750.00
--------------------------------------------------------------------------------
TOTAL                                                 $ 55,925.00



(1) We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES

From inception through December 15, 2005, we issued a total of 34,959,562 shares of our common stock to those investors set forth in the table below for a total value of $ 93,718.96.


------------------------ ---------------- ------------- --------------
      NAME                     SHARES         PAID       DATE ACQUIRED
------------------------ ----------------- ------------ --------------
 Cherie Cancio                   1,100,000   $ 1,100.00   08/22/2005
------------------------ ----------------- ------------ --------------
 Christy Cancio                  1,000,000   $ 1,000.00    8/22/2005
------------------------ ----------------- ------------ --------------
 Miguel Cancio                   1,600,000   $ 1,600.00   10/17/2005
------------------------ ----------------- ------------ --------------
 Ana Cancio                        450,000   $   450.00    9/13/2005
------------------------ ----------------- ------------ --------------
 Hugo M. Cancio                  7,672,670   $ 7,672.67   05/31/2005
------------------------ ----------------- ------------ --------------
 Hugo M.Cancio                     100,000   $  100.00    01/02/2005
------------------------ ----------------- ------------ --------------
 Sunflower Publishing              500,000   $   500.00   10/03/2005
------------------------ ----------------- ------------ --------------
 Vivianka Cancio                    75,000   $    75.00    8/22/2005
------------------------ ----------------- ------------ --------------
 Rogelia Morua                   1,500,000   $ 1,500.00    6/23/2005
------------------------ ----------------- ------------ --------------
 Maritza de la Torre             1,200,000   $ 1,200.00   10/03/2005
------------------------ ----------------- ------------ --------------
 Juan Ramon Guzman                 500,000   $   500.00    6/23/2005
------------------------ ----------------- ------------ --------------
 Katie Hale                            200   $     0.20    8/22/2005
------------------------ ----------------- ------------ --------------
 Jose Gomez                      1,400,000   $ 1,400.00   10/03/2005
------------------------ ----------------- ------------ --------------
 Anthony Hattenbach                420,000   $   420.00    6/22/2005
------------------------ ----------------- ------------ --------------
Ciocan Entertainment &
 Music Group, LLC                5,500,000   $29,850.00    5/31/2005
------------------------ ----------------- ------------ --------------
Maritza De La Torre                250,000   $ 2,500.00  11//03/2005
------------------------ ----------------- ------------ --------------
Johnna Catanella-Davis               1,000   $    10.00    9/23/2005
------------------------ ----------------- ------------ --------------
Jimmy Hopler                         1,000   $    10.00    9/23/2005
------------------------ ----------------- ------------ --------------
Charles Short                        1,000   $    10.00    9/23/2005
------------------------ ----------------- ------------ --------------
Hope Seitzinger                        500   $     5.00    9/23/2005
------------------------ ----------------- ------------ --------------
Choice Mortgage Funding,
 Inc.                                1,000   $    10.00    9/23/2005
------------------------ ----------------- ------------ --------------
Noelia de Guzman                       250   $     2.50    9/23/2005
------------------------ ----------------- ------------ --------------
Juan Ramon Guzman
 & Noelia Sosa                         200   $     2.50    9/23/2005
------------------------ ----------------- ------------ -------------
Jason Webb                          13,888   $ 2,499.84    6/30/2005
------------------------ ----------------- ------------ -------------
Braynert Marquez                    10,000   $ 1,800.00   10/11/2005
------------------------ ----------------- ------------ -------------

------------------------ ---------------- ------------- --------------
      NAME                     SHARES         PAID       DATE ACQUIRED
------------------------ ----------------- ------------ --------------
Beverly Jo Mehlman                  10,000   $ 1,800.00    7/13/2005
------------------------ ----------------- ------------ -------------
TRW Family Limited Ptr.              5,555   $   999.90    7/13/2005
------------------------ ----------------- ------------ -------------
Daniel York                          2,777   $   499.86    7/01/2005
------------------------ ----------------- ------------ -------------
Linda M. Vance                      12,000   $ 2,160.00    7/13/2005
------------------------ ----------------- ------------ -------------
Edward Kaminsky                     20,000   $ 3,600.00    7/13/2005
------------------------ ----------------- ------------ -------------
Joseph P. Mccarthy                  11,111   $ 1,999.98    7/19/2005
------------------------ ----------------- ------------ -------------
Lee W. Delor                         5,000   $   900.00    7/21/2005
------------------------ ----------------- ------------ -------------
Verna Tucker & Roger
 Summers                             5,555   $   999.90    7/22/2005
------------------------ ----------------- ------------ -------------
Johnathan Gildin &
 Leah Gildin                         1,500   $   270.00    7/25/2005
------------------------ ----------------- ------------ -------------
Keneth P. Hicks &
 Sandra Hicks                        1,000   $   180.00    7/22/2005
------------------------ ----------------- ------------ -------------
Robert Soto                          3,000   $   540.00    8/08/2005
------------------------ ----------------- ------------ -------------
Louis Mendez                        20,000   $ 3,600.00    8/08/2005
------------------------ ----------------- ------------ -------------
Kevin West                           2,000   $   360.00   11/03/2005
------------------------ ----------------- ------------ -------------
Mary Alice Seagill                     555   $    99.50    9/01/2005
------------------------ ----------------- ------------ -------------
Behrens International
 Group                               5,556   $ 1,000.08    9/01/2005
------------------------ ----------------- ------------ -------------

Vivianka Cancio                        694   $   124.92    8/22/2005
------------------------ ----------------- ------------ -------------
Rogelia Morua                        1,666   $   299.88    6/23/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                        4016   $   723.00    9/01/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                       2,722   $   490.00    9/03/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                       2,222   $   400.00    9/28/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                       1,111   $   200.00   10/03/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                       1,111   $   200.00   11/03/2005
------------------------ ----------------- ------------ -------------
Niurka Marques                       5,556   $ 1,000.00   11/22/2005
----------------------- ------------------ ------------ -------------
Niurka Marques                       8,262    $1,487.00   12/06/2005
----------------------- ------------------ ------------ -------------

------------------------ ---------------- ------------- --------------
      NAME                     SHARES         PAID       DATE ACQUIRED
------------------------ ----------------- ------------ --------------
Cohen Enright                        2,000   $   360.00    8/30/2005
------------------------ ----------------- ------------ -------------
Tucker Hoss                         20,000   $ 3,600.00   10/11/2005
------------------------ ----------------- ------------ -------------
Daniel York                            555   $    99.90    7/01/2005
------------------------ ----------------- ------------ -------------
Hugo M. Cancio                   9,500,000   $ 9,500.00    8/22/2005
------------------------ ----------------- ------------ -------------
Hugo M. Cancio                   1,727,330   $ 1,727.33    9/01/2005
------------------------ ----------------- ------------ -------------
Anthony Hattenbach                 280,000   $   280.00  11/03/20005
------------------------ ----------------- ------------ -------------

                                34,959,562   $93,718.96
TOTALS                   ================= ============


We relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Our officers and directors determined the sophistication of our investors, as the investors were either business associates of, or personally known to, our officer and director. Each investor completed a subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

                                    EXHIBITS



Exhibit Number       Description

3.1      Articles of Incorporation (1)
3.2      Certificate of Amendment (1)
3.3      Bylaws (1)
5.1      Opinion and Consent of Counsel
10.1     Viashow Agreement and Addendum (2)
23.1     Consent of Independent Auditor
99.1     Prager And Fenton Spread Sheet (3)
99.2     Schedule in support of Earnings Per Share (4)



(1) Incorporated by reference from Form SB-2 filed August 19, 2005

(2) Incorporated by reference from Form SB-2 filed March 30, 2006

(3) Incorporated by reference from Form SB-2 filed April 17, 2006

(4) Incorporated by reference from Form SB-2 filed May 16, 2006

                                  UNDERTAKINGS



     (a) Rule 415 Offering. The small business issuer will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


          (iii)include any additional or changed material information on the plan of.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

               (ii) any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

               (iii)the portion of any other free  writing  prospectus  relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

               (iv) any  other   communication  in  the  offering  made  by  the
                    undersigned small business issuer to the purchaser.

     (d) Equity Offerings of Non-reporting Registrant. The small business issuer will provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) Reliance on Rule 430A. The small business issuer hereby undertakes that it will:

               (1) for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective; and

               (2) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

          (5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of Miami, Florida on June 1, 2006.



                            FUEGO ENTERTAINMENT, INC.

/s/ Hugo M.Cancio
------------------------------
Hugo M. Cancio
Principal Executive Officer

/s/ Hugo M.Cancio
------------------------------
Hugo M. Cancio
Principal Financial Officer

/s/ Hugo M.Cancio
------------------------------
Hugo M. Cancio
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





Date: June 1, 2006                     /s/ Hugo M. Cancio
                                       ------------------
                                           Hugo M. Cancio, Director




                      Dealer Prospectus Delivery Obligation

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

________________________________________________________________________________